                                                             EXHIBIT 10.06.04.03

                              SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

   This Second Amendment to Asset Purchase Agreement (the "Amendment") is executed as of August 12, 1996, by and between OmniAmerica Group ("Omni"), WHK License Partnership ("WHK LP") (Omni and WHK LP shall collectively be referred to herein as "Seller"), and Inspiration Media of Ohio, Inc. ("Buyer").

   WHEREAS, Seller and Buyer have executed an Asset Purchase Agreement, dated April 23, 1996 (the "Agreement"), pertaining to the acquisition by Buyer of substantially all of the assets of WHK-AM (Cleveland) (the "Station"); and

   WHEREAS, Buyer and Seller desire to amend certain provisions of the Agreement;

   NOW, THEREFORE, for good and valuable consideration, including the furtherance of the transactions contemplated by the Agreement, the parties agree as follows:

   1.    Amendment to Section 8.1. Section 8.1 of the Agreement is hereby
         ------------------------
deleted in its entirety and replaced with the following:

        8.1 TIME AND PLACE. The Closing shall take place at the offices of
            --------------
     Seller's counsel in Cleveland, Ohio, or at such other place as the parties agree, but no later than January 17, 1997 if all conditions to closing have been satisfied by that date (the "Closing Date"); provided, however, that the Closing Date shall not occur until after the last to occur of the following dates: (i) the date on which issuance of the FCC Order without any Material Adverse condition has become a Final Action; and (ii) the date on which the FCC's grant of Seller's application for renewal of the FCC Licenses has become a Final Action; provided, however, that Buyer, at its sole option, may elect to close at any time after the expiration of any time period allowed for petitions to deny or other public comment with respect to Seller's application for renewal of the FCC Licenses. The parties agree to take all commercially reasonable actions to extend any approvals by the FCC through the Closing Date.

   2.    Addition of Section 13.16. The following is hereby added as Section
         -------------------------
13.16 of the Agreement:

        13.16 LOCAL MARKETING AGREEMENT. If the parties enter into a local
              -------------------------
     marketing agreement for the operation of the Station by Buyer (the "LMA"), Buyer shall not have any right or claim, including, without limitation, any right to terminate this Agreement or any claim for liabilities, damages, losses, costs or expenses, due to the inaccuracy of any representation or warranty, the breach of any covenant, or the failure of any condition resulting from (a) the operation of the Station by Buyer under the LMA or (b) Buyer's repairs, modifications, or maintenance to the Station's broadcast facilities.

   3.    Addition of Section 13.17. The following is hereby added as Section
         -------------------------
13.17 of the Agreement:

        13.17 Access to Sale Assets; Waiver. Commencing on August 12, 1996,
              -----------------------------
     Buyer shall have access to the Station's broadcast facilities in order to make certain repairs and modifications and conduct certain maintenance thereto (collectively, the "Work") at Buyer's sole expense. In exchange for this access, Buyer agrees to waive any right or claim, now existing or hereafter arising, known or unknown, for liabilities, damages, losses, costs or expenses due to the inaccuracy of any representation or warranty by Seller, the breach of any covenant by Seller, or the failure of any condition of Seller, in each case, relating to the condition of or the engineering or technical aspects of the Tangible Personal Property or their compliance with governmental (including FCC) law, rules, policies, or regulations; provided, however, Buyer shall be entitled to assert claims to the extent provided for in the Agreement in connection with casualty losses occasioned by events other than those for which Buyer is required to indemnify Seller pursuant to the immediately following sentence. Buyer will indemnify and hold Seller and all officers, directors, agents, employees and affiliates thereof harmless from and against any Losses arising in connection with the Work, regardless of whether such Work is done prior to or subsequent to August 12, 1996.

   4.    Common Ground Broadcasting, Inc.; Salem. Common Ground Broadcasting,
         ---------------------------------------
Inc., an Oregon corporation and wholly owned subsidiary of Salem Communications Corporation ("Salem"), hereby assumes all obligations of Inspiration Media of Ohio, Inc. under the Agreement. Salem consents to the First Amendment to the Asset Purchase Agreement (the "First Amendment") and this Second Amendment and hereby reaffirms its guaranty as provided in the Agreement.

   5.    Limited Effect. Except as provided in the First Amendment and this
         --------------
Second Amendment, the Agreement remains unchanged and in full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed and delivered as of date first above written.

"SELLER"                                   "BUYER"

OMNIAMERICA GROUP                          COMMON GROUND
                                           BROADCASTING, INC.

By:                                        By: /s/ Eric H. Halvorson
    ------------------------                   -----------------------
     Carl Hirsch                                 Eric H. Halvorson
     Chief Executive Officer                     Executive Vice President



WHK LICENSE PARTNERSHIP                    SALEM COMMUNICATIONS
                                           CORPORATION



By:                                        By: /s/ Eric H. Halvorson
    -----------------------                    -----------------------
     Carl Hirsch                                 Eric H. Halvorson
     Chief Executive Officer                     Executive Vice President

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed and delivered as of date first above written.


"SELLER"                             "BUYER"

OMNIAMERICA GROUP                    COMMON GROUND
                                     BROADCASTING, INC.

By: /s/ Carl Hirsch                  By: /s/ Eric H. Halvorson
   ----------------------------         ----------------------------
     Carl Hirsch                          Eric H. Halvorson
     Chief Executive Officer              Executive Vice President

WHK LICENSE PARTNERSHIP              SALEM COMMUNICATIONS
                                     CORPORATION


By: /s/ Carl Hirsch                  By: /s/ Eric H. Halvorson
   ----------------------------         ----------------------------
     Carl Hirsch                          Eric H. Halvorson
     Chief Executive Officer              Executive Vice President